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                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

                      Transferor on and after June 1, 1996,

                            THE CHASE MANHATTAN BANK,

                  Transferor prior to June 1, 1996 and Servicer

                                       and

                              THE BANK OF NEW YORK,

                                     Trustee

                       on behalf of the Certificateholders

                        of Chase Credit Card Master Trust

                 (formerly Chemical Master Credit Card Trust I)


                    ----------------------------------------


                                 FIRST AMENDMENT

                           Dated as of March 31, 2001

                                       to

                           THIRD AMENDED AND RESTATED
                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 15, 1999

                  --------------------------------------------

     FIRST AMENDMENT to THIRD AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of March 31, 2001 (the "First Amendment"), by and among CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION ("Chase USA"), as Transferor on and after June 1, 1996, THE CHASE MANHATTAN BANK, as Transferor prior to June 1, 1996, and as Servicer, and THE BANK OF NEW YORK, as Trustee (as amended and supplemented through the date hereof, the "Pooling and Servicing Agreement").

     WHEREAS, Section 13.1(b) of the Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement from time to time upon the satisfaction of certain conditions;

     WHEREAS, the Servicer, the Transferor and the Trustee desire to amend the Pooling and Servicing Agreement as set forth below; and

     WHEREAS, all conditions precedent to the execution of this Amendment have been complied with;

     NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the Pooling and Servicing Agreement in the manner set forth below.

     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.


     SECTION 1. Amendments to Section 1.1. (a) Section 1.1 of the Pooling and Servicing Agreement shall be amended to delete the definition therein of "Recoveries" and replace it with the following:

     "Recoveries" shall mean (i) with respect to any Monthly Period or any shorter period commencing on or after the Restated Recovery Determination Date, the product of (a) all amounts recorded as recoveries on the Bank Portfolio by the Servicer during such Monthly Period or such shorter period, as the case may be, and (b) a fraction, the numerator which shall be the Default Amount for such Monthly Period or shorter period, as applicable, and the denominator of which shall be the aggregate amount of Principal Receivables in the Bank Portfolio which were charged off by the Servicer as uncollectible for such Monthly Period or shorter period, as applicable, and (ii) with respect to any Monthly Period or any shorter period ending prior to the Restated Recovery Determination Date, the product of (a) all amounts recorded as recoveries on the Bank Portfolio by the Servicer during such Monthly Period or such shorter period, as the case may be, and (b) the Trust Percentage for such Monthly Period or such shorter period, as applicable.

     (b) Section 1.1 of the Pooling and Servicing Agreement shall be amended to delete the definition therein of "Recovery Determination Date" and to replace it with the following definition of "Restated Recovery Determination Date":

     "Restated Recovery Determination Date" shall mean April 1, 1998.

     (c) Section 1.1 of the Pooling and Servicing Agreement shall be amended to delete the definition therein of "Permitted Investments" and replace it with the following definition of "Permitted Investments":

     "Permitted Investments" shall mean, unless otherwise provided in the Supplement with respect to any Series:

     (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence
          (i) obligations of or fully guaranteed by the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) which mature no later than 90 days after the date of investment, and subject to supervision and examination by federal or state banking or depositary institution authorities, which mature no later than 90 days after the date of investment; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of "P-1" and "A-1+", respectively; (iii) commercial paper, other than commercial paper issued by the Transferor or any of its Affiliates, having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of "P-1" and "A-l+", respectively and
          (iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)(ii) above;

     (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above;

     (c)  repurchase agreements transacted with either

               (i) an entity subject to the United States federal bankruptcy code, provided that (A) the repurchase agreement matures prior to the next Distribu-tion Date or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral immediately, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or any instrumentality or agency thereof, certificates of deposit or bankers acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

               (ii) a financial institution insured by the FDIC, or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. ("SIPC"), provided that
          (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party (with a short-term debt rating of P-1 or higher by Moody's) acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a security interest in the collateral, (D) the collateral is free and clear of third party liens and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (E) the failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral; provided, however, that at the time of the Trust's investment or contractual commitment to invest in any repurchase agreement, the short-term deposits or commercial paper rating of such entity or institution in subsections (i) and (ii) shall have a credit rating of "P-1" from Moody's and "A-1+" from Standard & Poor's; and

     (d) such other investments, other than investments in the Transferor or any of its Affiliates, where the short-term unsecured debt or deposits of the obligor on such investments are rated "A-1+" by Standard and Poor's and P-1 by Moody's.

     (d) Section 1.1 of the Pooling and Servicing Agreement shall be amended to add the following defined terms:

     "Permitted Activities" shall mean the primary activities of the Trust, which shall be:

     (a) holding Receivables transferred from the Transferor and other assets of the Trust, including any Credit Enhancement with respect to any Series and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Transferor, its Affiliates or its agents;

     (b)  issuing Certificates and other interests in the Trust assets;

     (c) receiving Collections and making payments on such Certificates and interests in accordance with the terms of this Pooling and Servicing Agreement and any Series Supplement; and

     (d) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities can not be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

     "SFAS 140" shall mean Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.

     SECTION 2. Amendment to Section 2.7. Section 2.7 of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

     Section 2.7 Removal of Accounts.

          (a) Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal ("Removed Accounts") from the Trust. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Accounts will be reassigned by the Trustee to the Transferor (the "Removal Date"), the Transferor shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor.

          (b) The Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

               (i) The removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor,
          (a) cause a Pay Out Event to occur; provided, however, that for the purposes of this subsection 2.7(b)(i), the Receivables of each Removed Account shall be considered to have been removed as of the Removal Date, (b) cause the Transferor Interest to be less than the Minimum Transferor Interest on such Removal Date, (c) cause the sum of the aggregate amount of Principal Receivables and the Excess Funding Amount to be less than the Minimum Aggregate Principal Receivables, or
          (d) result in the failure to make any payment specified in the related Supplement with respect to any Series;

               (ii) On or prior to the Removal Date, the Transferor shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit G (the "Reassignment") and, within five Business Days thereafter, or as otherwise agreed upon between the Transferor and the Trustee, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

               (iii) The Transferor shall represent and warrant that (x) the designation and reassignment of such Receivables from Removed Accounts will not (i) adversely affect the tax characterization as debt of any Class of Investor Certificates of any outstanding Series or Class in respect of which an opinion was delivered at the time of issuance that such Class would be treated as debt for U.S. federal income tax purposes, (ii) cause the Trust following such designation and acceptance to be deemed to be an association (or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code) taxable as a corporation and (iii) cause or constitute a taxable event in which gain or loss would be recognized by any Investor Certificateholder or the Trust and (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust, and
          (z) (I) a random selection procedure was used by the Transferor in selecting the Removed Accounts and only one such removal of randomly selected accounts shall occur in the then current Monthly Period or
          (II) the Removed Accounts are subject to an arrangement with a third party pursuant to which such third party has the right or the option to, purchase the Removed Accounts and which right or option has arisen in response to a third-party action or decision not to act and not the unilateral action of the Transferor and such right or option has been exercised by the third party;

               (iv) As of the Removal Notice Date, either (a) the Receivables are not more than 15% delinquent by estimated principal amount and the weighted averaged delinquency of such Receivables is not more than 60 days, or (b) the Receivables are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed 90 days;

               (v) On or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Transferor shall have received written confirmation from each Rating Agency that such removal will satisfy the Rating Agency Condition; and

               (vi) The Transferor shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (i) through (v) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

     Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

     SECTION 3. Amendment to Section 4.3(d). Section 4.3(d) of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

          Transfer of Defaulted Accounts and Accounts with Zero Balances. Unless otherwise provided in any Supplement, on the date on which (i) an Account becomes a Defaulted Account, (ii) an Account (a) with respect to which the card has been lost, stolen or authorization prohibited, and (b) which has had an outstanding balance of zero for at least six months, has been closed by the Servicer, (iii) an Account (a) which has been designated by the Servicer as "frozen", revoked or interest accrual prohibited, and (b) which has had an outstanding balance of zero for at least two months, has been closed by the Servicer, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust such Defaulted Accounts and Accounts with zero balances, including, with respect to Defaulted Accounts, all right, title and interest in and to Receivables in such Defaulted Accounts, all monies due or to become due with respect to such Receivables, all proceeds of such Receivables and Insurance Proceeds relating to such Receivables allocable to the Trust with respect to such Receivables. Notwithstanding any such transfer of Accounts, amounts recovered with respect to such Defaulted Accounts may still be allocated to the Trust to the extent provided for in the definition of Recoveries.

     SECTION 4. Amendment to Section 9.2(a). Section 9.2(a) of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

     (a) If any event set forth in Section 9.1(a) or (b) shall occur (any such event, an "Insolvency Event"), the Transferor shall on the day of such Insolvency Event (the "Appointment Day") immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee of such Insolvency Event and the arrangement among the parties created hereby shall be deemed to have been dissolved, subject to the liquidation and winding up procedures described below. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose or otherwise liquidate the Receivables and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.2 and requesting instructions from such Holders. Unless within 75 days from the day notice pursuant to clause (i) above is first published the Trustee shall have received written instructions from Holders of Investor Certificates evidencing more than 50% of the Investor Interest of each Series issued and outstanding (or, if any such Series has two or more Classes, each Class) to the effect that such Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event or violation, the Trustee shall use its best efforts to sell, dispose of or otherwise liquidate the Receivables by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the Trustee. None of the Transferor, any Affiliate of the Transferor or any agent of the Transferor shall be permitted to purchase such Receivables in such case. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

     SECTION 5. Section 10.02(a). Section 10.02(a) of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

          Section 10.2 Trustee to Act; Appointment of Successor.

               (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice appoint a successor Servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor Servicer. If the Trustee is unable to obtain any bids from any potential successor Servicer and the Servicer delivers an Officer's Certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall
          (i) notify each Credit Enhancement Provider of the proposed sale of the Receivables and shall provide each such Credit Enhancement Provider an opportunity to bid on the Receivables and (ii) use its best efforts to sell, dispose of or otherwise liquidate the Receivables by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the Trustee. None of the Transferor, any Affiliate of the Transferor or any agent of the Transferor shall be permitted to purchase such Receivables in such case. The proceeds of such sale shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section 12.3 of the Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of VISA or MasterCard credit card receivables as the Successor Servicer hereunder.

     SECTION 6. Amendment to Section 12.1. Section 12.1(b) of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

               (b) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Investor Interest of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds first, to all Certificateholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, and second, as provided in the related Supplement, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the sum of the Investor Interest of such Series plus the Enhancement Invested Amount or the Collateral Interest

          (if not included in the Investor Interest) of such Series, if any, at the close of business on such date (but not more than an amount of Principal Receivables and the related Finance Charge Receivables equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate amount of Principal Receivables in the Trust and (C) a fraction the numerator of which is the applicable Investor Percentage with respect to Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Finance Charge Receivables of all Series and (2) the Investor Interest of such Series plus the Enhancement Invested Amount or the Collateral Interest

          (if not included in the Investor Interest) of such Series). The Trustee shall (i) notify each Credit Enhancement Provider of the proposed sale of such Receivables and shall provide each Credit Enhancement Provider an opportunity to bid on such Receivables and
          (ii) use its best efforts to sell, dispose of or otherwise liquidate the Receivables by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the Trustee. None of the Transferor, any Affiliate of the Transferor or any agent of the Transferor shall be permitted to purchase such Receivables in such case. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the Holder of the Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

     SECTION 7. Amendment to Section 12.2(a). Section 12.2(a) of the Pooling and Servicing Agreement shall be amended to read in its entirety as follows:

               (a) If so provided in any Supplement, the Transferor (so long as the Transferor is the Servicer or an Affiliate of the Servicer) may, but shall not be obligated to, cause a final distribution to be made in respect to the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable

          Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement.

     SECTION 8. Amendments to Section 12. 5. Section 12.5 of the Pooling and Servicing Agreement shall be deleted in its entirety.

     SECTION 9. Amendments to Section 13.1. Sections 13.1(a) and (b) of the Pooling and Servicing Agreement shall be amended to read in their entirety as follows:

          Section 13.1 Amendments.

               (a) This Agreement (including any Supplement) may be amended from time to time by the Bank, the Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity, to revise any exhibits or schedules (other than Schedule 1), to correct or supplement any provisions herein or thereon or (ii) to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, (a) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any of the Certificateholders unless such Certificateholders have consented thereto or (b) as evidenced by an Officer's Certificate, significantly change the Permitted Activities of the Trust.

               (b) This Agreement (including any Supplement) and any schedule or exhibit thereto may also be amended from time to time by the Transferor, the Servicer and the Trustee, without the consent of any of the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that (i) the Servicer shall have provided an Officer's Certificate to the Trustee to the effect that such amendment will not materially and adversely affect the interests of any Certificateholder and will not significantly change the Permitted Activities of the Trust, (ii) the Servicer shall have provided a Tax Opinion with respect to such amendment and (iii) the Servicer shall have provided at least ten (10) Business Days' prior written notice to each Rating Agency of such amendment and shall have received written confirmation from each Rating Agency that such action will satisfy the Rating Agency Condition; provided, further, that such amendment shall not, without the consent of each Certificateholder of each Series affected thereby, (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate of such Series, (ii) alter the requirements for changing the Minimum Transferor Interest Percentage for such Series, (iii) change the definition of or the manner of calculating the interest of any Certificateholder of such Series, (iv) change the manner in which the Transferor Interest is determined or
          (v) reduce the percentage pursuant to Subsection 13.1(c) required to consent to any such amendment.

               (c) This Agreement and any Supplement may also be amended from time to time by the Transferor, the Servicer and the Trustee (x) with the consent of Certificateholders evidencing undivided interests aggregating more than 50% of the Investor Interest of each and every Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders of any Series then issued and outstanding if such amendment would not, as evidenced by an Officer's Certificate, significantly change the Permitted Activities of the Trust or (y) with the consent of Certificateholders evidencing undivided interests aggregating more than 50% of the Investor Interest, for the purpose of significantly changing the Permitted

          Activities of the Trust; provided, however, that no such amendment under this subsection shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate of such Series without the consent of all of the related Certificateholders; (ii) change the definition of or the manner of calculating the Investor Interest, the Investor Percentage or the Investor Default Amount of such Series without the consent of the related Certificateholders or (iii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of each Certificateholder of all Series affected.

     SECTION 10. Section 13.7. A new Section 13.7 shall be added and shall read as follows:

          Section 13.7. Characterization of the Trust. For purposes of SFAS 140, the parties hereto intend that the Trust shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its permitted activities shall be limited in accordance with paragraph 35 thereof.

          If the transfer of the Receivables to the Trust is characterized as a loan to the Transferor secured by Receivables, the Transferor, in such circumstances, agrees that it does not have the right to prepay such loan prior to the maturity date thereof under any circumstances and does hereby irrevocably waive and relinquish such right.

     SECTION 11. No Waiver. The execution and delivery of this First Amendment shall not constitute a waiver of a past default under the Pooling and Servicing Agreement or impair any right consequent thereon.

     SECTION 12. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this First Amendment. This First Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this First Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

     SECTION 13. Counterparts. This First Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

     SECTION 14. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE IMMUNITY AND STANDARD OF CARE OF THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 15. Effective Date. This First Amendment shall become effective as of the day and year first above written.

     IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this First Amendment to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                    CHASE MANHATTAN BANK USA,
                                    NATIONAL ASSOCIATION
                                      Transferor on and after June 1,1996


                                    By:   /s/ Keith Schuck
                                       ---------------------------------
                                       Name:  Keith Schuck
                                       Title: Vice President


                                    THE CHASE MANHATTAN BANK,
                                      Transferor prior to June 1, 1996 and
                                      Servicer


                                    By:   /s/ Miriam Haimes
                                       ---------------------------------
                                       Name:  Miriam Haimes
                                       Title: Financial Director


                                    THE BANK OF NEW YORK,
                                      Trustee


                                    By:  /s/ Catherine Cerilles
                                       ---------------------------------
                                       Name: Catherine Cerilles
                                       Title: Assistant Treasurer